Exhibit 99.1

BIOLASE RECEIVES FILING EXTENSION NOTICE FROM NASDAQ

SAN CLEMENTE, Calif., July 11 — BIOLASE Technology, Inc. (NASDAQ: BLTIE - News), a medical technology company that develops, manufactures and markets lasers and related products for dental and medical applications, today announced that the Company received notice on July 5, 2005 that The NASDAQ Stock Market, Inc. has granted the Company an extension of time until August 1, 2005 in which to file its Form 10-K for the fiscal year ended December 31, 2004, certain restatements with respect to the Company’s historical financial statements, the Form 10-Q for the fiscal quarter ended March 31, 2005 and to otherwise meet all necessary listing standards of The NASDAQ National Market.

As previously disclosed in its Form 8-K filed May 20, 2005, the Company intends to restate its historical financial statements and will file (i) its 2004 Form 10-K that will include, in addition to its consolidated financial statements for the year ended December 31, 2004, restated consolidated financial statements as of December 31, 2003 and the two years then ended and (ii) amended Form 10-Qs for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 that will include restated financial statements for the prior comparative periods as well.

At this time, the Company expects to file its 2004 Form 10-K and 2004 Form 10-Q/As prior to August 1, 2005; however, the Company does not expect to be able to complete the first quarter 2005 Form 10-Q by August 1, 2005 and intends to seek an additional extension from NASDAQ to file such first quarter 2005 10-Q. There is no assurance that the Company will be able to file its 2004 Form 10-K or 2004 Form 10-Q/As by August 1, 2005 or that NASDAQ will grant any extension to the Company to file its first quarter 2005 Form 10-Q.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufactures and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This release may contain forward-looking statements that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements in this release include statements regarding compliance with the NASDAQ listing requirements, the completion of the review and audit of the financial statements, the filing of reports on Form 10-K for fiscal 2004, amended Form 10-Qs for the fiscal quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and Form 10-Q for the quarter ended March 31, 2005, intention to seek an additional extension from NASDAQ, and the potential delisting of the Company’s securities. These statements speak only as of the date hereof, are based upon the information available to us now, are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of a number of factors including, but not limited to, the assessment of the Company’s independent registered public accountants regarding the Company’s financial condition. There can be no assurance that the

Company’s subsequent processes such as filing of the Form 10-K and 10-Qs or compliance with additional NASDAQ listing requirements will be timely completed by the deadlines mentioned above nor that the Company will avoid delisting by the NASDAQ Stock Market. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Robert E. Grant, President & CEO; John W. Hohener, Executive Vice President and CFO; or Scott Jorgensen, Director of Finance & Investor Relations, of BIOLASE Technology, Inc., +1-949-361-1200.